UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2007

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 13, 2007, the Compensation Committee of the Board of Directors approved cash bonuses for the Company’s executive officers named below. For all executive officers below, other than James E. Riesenbach, such amounts represent bonuses for fiscal year 2006 that are in addition to the bonuses paid for the first half of 2006. Under his employment agreement, Mr. Riesenbach was guaranteed 100% of his bonus for 2006. The amount of cash bonuses approved on March 13, 2007 and paid to each such executive officer of the Company is set forth below:

Executive Officer	Cash Bonus
James Riesenbach	$ 425,000.16
Michael Schmidt	$ 87,500.03
Ariel Amir	$ 92,750.03
Russell Bartlett	$ 53,629.85
Mark Garms	$ 63,000.05

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

	By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer
Date: March 16, 2007